UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2021

DIME COMMUNITY BANCSHARES, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

Bridge Bancorp, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The Nasdaq Stock Market, LLC
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 1, 2021, Dime Community Bancshares, Inc., a New York corporation previously known as “Bridge Bancorp, Inc.” (the “Company”) completed its previously announced merger-of-equals transaction (the “Merger”) with Dime Community Bancshares, Inc., a Delaware corporation (“Legacy Dime”), pursuant to the Agreement and Plan of Merger, dated as of July 1, 2020, by and between the Company and Legacy Dime (the “Merger Agreement”). At the February 1, 2021 effective time of the Merger (the “Effective Time”), Legacy Dime merged with and into the Company, with the Company as the resulting corporation. At the Effective Time, the Company also changed its name from “Bridge Bancorp, Inc.” to “Dime Community Bancshares, Inc.” At the Effective Time, the Company changed the Nasdaq Stock Market ticker symbol for its common stock, par value $0.01 per share (the “Company Common Stock”) from “BDGE” to “DCOM.” Immediately following the Effective Time, the Company had approximately 41.2 million shares of common stock outstanding.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of Legacy Dime common stock, par value $0.01 per share, was converted into the right to receive 0.648 shares (the “Exchange Ratio”) of Company Common Stock, with cash to be paid in lieu of fractional shares. Each previously outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger. Also at the Effective Time, each outstanding share of Legacy Dime 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A was converted into the right to receive one share of a newly created series of 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A of the Company (the “Company Preferred Stock”), with substantially the same rights and preferences. Immediately following the Effective Time, the Company had approximately 5.3 million shares of Company Preferred Stock outstanding. The Company Preferred Stock will trade on the Nasdaq Stock Market under the ticker symbol “DCOMP.”

At the Effective Time, Legacy Dime stock options converted into the right to purchase shares of Company Common Stock adjusted as to the number of shares and the exercise price based on the Exchange Ratio.

Immediately following the Merger, Dime Community Bank, a New York-chartered commercial bank and a wholly-owned subsidiary of Legacy Dime, merged with and into BNB Bank, a New York-chartered commercial bank and wholly-owned subsidiary of the Company, with BNB Bank as the surviving bank, under the name “Dime Community Bank” (the “Bank”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Merger, the Company assumed the 4.50% Fixed-to-Floating Rate Subordinated Debentures due 2027 (the “Notes”) of Legacy Dime. The terms of the Notes are set forth in an Indenture dated June 13, 2017, a First Supplemental Indenture, including the form of the Notes, dated June 13, 2017, and a Second Supplemental Indenture dated February 1, 2021, copies of which are included as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 3.01	Material Modifications of Rights of Security Holders

In connection with the consummation of the Merger, the Company filed a Certificate of Merger with the New York Department of Treasury (the “Certificate of Merger”). As of the Effective Time, the Certificate of Merger effected several amendments to the Certificate of Incorporation of the Company, including to (1) increase the total number of authorized shares of Company Common Stock from 40,000,000 shares to 80,000,000 shares, (2) increase the total number of authorized shares of the Company’s preferred stock, par value $0.01, from 2,000,000 shares to 10,000,000 shares, and (3) fix the power, preferences, and rights of the Company Preferred Stock. A description of the Company Preferred Stock is included in the joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on October 21, 2020 (the “Joint Proxy Statement/Prospectus”) in the section entitled “Description of New Bridge Preferred Stock” and is incorporated by reference into this Item 3.01.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors

As of the Effective Time, each of Directors Emmanuel Arturi, Charles I. Massoud, Daniel Rubin, Rudolph J. Santoro, Thomas J. Tobin and Christian C. Yegen resigned from the Board of Directors of the Company and the Bank, and Rosemarie Chen, Michael P. Devine, Kenneth J. Mahon, Vincent F. Palagiano, Joseph J. Perry and Kevin Stein (together, the “Legacy Dime Directors”) were appointed as Directors. Accordingly, as of February 1, 2021, the Board of Directors is comprised of Directors Marcia Z. Hefter, Matthew A. Lindenbaum, Albert E. McCoy, Jr., Raymond A. Nielsen, Kevin M. O’Connor, Dennis A. Suskind and the Legacy Dime Directors. As of the Effective Time, Mr. Mahon was appointed Executive Chairman of the Board of Director and Ms. Hefter was appointed independent Lead Director.

Other than the Merger Agreement, there are no arrangements between the Legacy Dime Directors and any other person pursuant to which the Legacy Dime Directors were selected as directors. There are no transactions in which any Legacy Dime Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As of February 1, 2021, the Board of Directors committees listed below consisted of the following members:

Audit Committee	Compensation and Human Resources Committee	Corporate Governance and Nominating Committee
Kevin Stein Joseph J. Perry Dennis A. Suskind Raymond A. Nielsen	Rosemarie Chen Michael P. Devine Albert E. McCoy, Jr. Matthew A. Lindenbaum	Dennis A. Suskind Matthew A. Lindenbaum Kevin Stein Michael P. Devine

Executive Officers

As previously disclosed, as of the Effective Time and pursuant to the Merger Agreement:

•	Kevin O’Connor, age 58, the former President and Chief Executive Officer of the Company, will continue as Chief Executive Officer of the Company. Mr. O’Connor served as President and Chief Executive Officer of the Company from 2008, having joined the Company in 2007 as President and Chief Executive Officer Designee. Prior to joining the Company, Mr. O’Connor served as Executive Vice President and Treasurer of North Fork Bancorporation, Inc. from 1997 through 2007.

•	Stuart Lubow, age 63, became President and Chief Operating Officer of the Company. Mr. Lubow previously served as President of Legacy Dime from 2020, and as Senior Executive Vice President and Chief Banking Officer of Legacy Dime from 2017. Prior to joining Legacy Dime, Mr. Lubow served as Chairman, President and Chief Executive Officer of Community National Bank from 2005 to 2015.

•	John McCaffery, age 56, became Senior Executive Vice President and Chief Risk Officer of the Company. Mr. McCaffery previously served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from 2016, having joined the Company as Senior Vice President and Treasurer in 2012. Prior to his service at the Company, Mr. McCaffery was the Treasurer of State Bank of Long Island.

•	Avinash Reddy, age 37, became the Senior Executive Vice President and Chief Financial Officer of the Company. Mr. Reddy previously served as Senior Executive Vice President and Chief Financial Officer of Legacy Dime from 2019, having joined Legacy Dime as Senior Vice President, Head of Corporate Development and Treasurer in 2017. Prior to joining Legacy Dime, Mr. Reddy held several investment banking roles with firms, including Evercore Partners, from 2011 to 2014, Barclays Capital, from 2008 to 2011, and Lehman Brothers, from 2005 to 2008.

There are no transactions in which Messrs. Lubow, McCaffery or Reddy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As previously disclosed, in connection with the Merger: (i) each of Messrs. O’Connor and McCaffery entered into employment agreements, retention and award agreements and defense of tax position agreements with the Company which became effective at the Effective Time, (ii) Mr. Manseau entered into a retention and award agreement, which became effective at the Effective Time, (iii) Mr. Santacroce entered into an amendment to his employment agreement and a retention and award agreement which became effective at the Effective Time, (iv) Mr. Mahon entered into an executive chairman and separation agreement and a defense of tax position agreement with Legacy Dime which became effective at the Effective Time, and (v) each of Messrs. Lubow, Gunther and Reddy entered into employment agreements, retention and award agreements and defense of tax position agreements with Legacy Dime which became effective at the Effective Time. The agreements with Legacy Dime are assumed by the Company as a result of the Merger. A description of the material terms of each agreement entered into with the Company is set forth under “The Merger-Interests of Bridge’s Directors and Executive Officers in the Merger” and a description of the material terms of each agreement entered into with Legacy Dime is set forth under “Interests of Dime’s Directors and Executive Officers in the Merger” in the Joint Proxy Statement/Prospectus regarding the Merger that was filed by the Company with the SEC and is incorporated herein by reference.

Also on January 26, 2021, in connection with the Merger, the Company and Bank entered into a settlement and release agreement and a non-competition and consulting agreement with Howard Nolan, which became effective at the Effective Time. The agreements provide that Mr. Nolan’s employment will be terminated at the Effective Time, and in lieu of any payments or benefits under Mr. Nolan’s employment agreement, Mr. Nolan will be entitled to a cash severance payment equal to $2,343,264, which will be payable as of the Effective Time, and in exchange for consulting services, the term of which will terminate on June 30, 2021, the Company has agreed to pay Mr. Nolan $50,000 per month, pro-rated as necessary for a partial month. In addition, Mr. Nolan will receive certain federal tax-related benefits based on the value of the one-year non-competition covenant as well as office space and secretarial support during the consulting period. The foregoing description of Mr. Nolan’s settlement and release agreement and non-competition and consulting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the Effective Time, pursuant to the Merger Agreement, the filing of the Certificate of Merger effected several amendments to the Certificate of Incorporation of the Company, including changing the name of the Company to “Dime Community Bancshares, Inc.,” increasing the number of shares of authorized capital stock of the Company, and fixing the power, preferences, and rights of the Company Preferred Stock. The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Additionally, as of the Effective Time, the Company’s Bylaws were amended and restated. Pursuant to the Merger Agreement, the Amended and Restated Bylaws effect the following corporate governance arrangements:

•	Composition of the Board of Directors. Following the Merger, the Board of Directors of the Company and the Bank is comprised of 12 directors, with six directors designated by each of Legacy Dime and the Company prior to the Effective Time (the Company as existing prior to the Effective Time, hereinafter referred to as “Legacy Bridge”). For a period of 36 months following the Effective Time, there will be six “Legacy Bridge Directors,” which are the directors initially designated by Legacy Bridge (two of whom will be Ms. Hefter and Mr. O’Connor), and any additional directors nominated or appointed by the independent Legacy Bridge Directors serving as the Corporate Governance and Nominating Committee (as described below); and six “Legacy Dime Directors,” which are the directors initially designated by Legacy Dime (one of whom is Mr. Mahon ), and any additional directors nominated by the independent Legacy Dime Directors serving as the Corporate Governance and Nominating Committee (as described below).

•	Annual Election of Directors. The Amended and Restated Bylaws provide for the annual election of directors. Previously, the Company’s Board of Directors was staggered, with approximately one-third of the Board elected by the shareholders each year to serve three-year terms. At the first annual meeting of shareholders of the Company following completion of the Merger, the full Board of Directors will be nominated for election by the shareholders, each to serve a one-year term until the next annual meeting of shareholders.

•	Replacement of Vacant Directorships and Nominations of Directors. For 36 months following the Effective Time and for purposes of nominating and appointing directors to fill each seat previously held by a Legacy Bridge Director, the Corporate Governance and Nominating Committee will consist of those Legacy Bridge Directors who satisfy the independence requirements (and any other requirements) for nominating committee membership under the rules of the exchange on which the Company Common Stock is listed. For 36 months following the Effective Time and for purposes of nominating and appointing directors to fill each seat previously held by a Legacy Dime Director, the Corporate Governance and Nominating Committee will consist of those Legacy Dime Directors who satisfy the independence requirements (and any other requirements) for nominating committee membership under the rules of the exchange on which the Company Common Stock is listed.

•	Chair. At the Effective Time, Mr. Mahon became the Executive Chairman of the Board of Directors of the Company and the Bank. In such capacity, Mr. Mahon will (i) confer with the Chief Executive Officer on succession planning and key hiring and firing decisions, (ii) confer with the Chief Executive Officer on reviewing and developing strategic initiatives, including coordinating on strategic initiatives and written plans to bring to the board, (iii) confer with the Chief Executive Officer and senior executives on identifying and evaluating potential merger and acquisition transactions, and (iv) perform such other customary duties as the Board of Directors, upon the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, may determine from time to time.

•	Lead Director. At the Effective Time, Ms. Hefter became the independent Lead Director of the Board of Directors of the Company and the Bank. In such capacity, she will chair any meeting of the independent Directors in executive session, and will, among other things, have the power and authority to (i) preside at meetings of the Board of Directors at which the Chair is not present, (ii) work with the Chair and Chief Executive Officer to determine the information and materials provided to members of the Board of Directors, (iii) consult with the Chair on such other matters as are pertinent to the Board of Directors, (iv) call meetings of the independent Directors, (v) serve as a liaison between the Chair and the other independent Directors, and (vi) perform such other customary duties as the Board of Directors, upon the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, may determine from time to time.

•	Committees of the Board of Directors. Through the third anniversary of the completion of the Merger, each of the Compensation and Human Resources Committee, the Audit Committee, and the Corporate Governance and Nominating Committee will consist of at least four members and will be composed of 50% Legacy Bridge Directors and 50% Legacy Dime Directors.

•	Executive Management. As of the Effective Time, the senior executive officers the Company and the Bank consist of Mr. O’Connor, Mr. Lubow, Mr. McCaffery, and Mr. Reddy. Under the Amended and Restated Bylaws, the affirmative vote of 75% of the Board of Directors will be required to remove any of those individuals from serving in the aforementioned capacities, terminate them without cause, modify their duties or amend their employment or other agreements. Those restrictions will exist until the third anniversary of the completion of the Merger.

The foregoing descriptions of the amendments to the Company’s Articles of Incorporation and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of paragraph 6 of the Certificate of Merger, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K, and the full text of the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K, each of which is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

As noted above, in connection with the Merger, the Company changed its name from Bridge Bancorp, Inc.” to “Dime Community Bancshares, Inc.” The Company’s Common Stock will continue to trade on NASDAQ, but its ticker symbol changed from “BDGE” to “DCOM” effective February 1, 2021. The Company’s common stock certificates that were outstanding immediately before the Effective Time of the Merger are not affected by the name change; they continue to be valid and do not need to be exchanged.

On February 1, 2021, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The information required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(c)	Shell company transactions. None.

(d)	Exhibits.

	2.1	Agreement and Plan of Merger, dated July 1, 2020, by and between Bridge Bancorp, Inc. and Dime Community Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to Bridge Bancorp, Inc.’s Current Report on Form 8-K, as filed on July 2, 2020 (File No. 001-34096))

	3.1	Certificate of Merger, dated February 1, 2020 (including amendments to the Certificate of Incorporation of Dime Community Bancshares, Inc.)

	3.2	Amended and Restated Bylaws of Dime Community Bancshares, Inc.

	4.1	Indenture, dated as of June 13, 2017, by and between Dime Community Bancshares, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Dime Community Bancshares, Inc.’s Current Report on Form 8-K, as filed on June 13, 2017 (File No. 000-27782))

	4.2	First Supplemental Indenture, dated as of June 13, 2017, by and between Dime Community Bancshares, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, including the form of the 4.50% fixed-to-floating rate subordinated debentures due 2027 attached as Exhibit A thereto (incorporated by reference to Exhibit 4.2 to Dime Community Bancshares, Inc.’s Current Report on Form 8-K, as filed on June 13, 2017 (File No. 000-27782))

	4.3	Second Supplemental Indenture, dated as of February 1, 2021, by and between Dime Community Bancshares, Inc. and Wilmington Trust, National Association, as Trustee

	10.1	Settlement and Release Agreement with Howard Nolan

	10.2	Non-Competition and Consulting Agreement with Howard Nolan

	99.1	Press Release dated February 1, 2021

	104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

DATE: February 1, 2021	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
Chief Executive Officer